SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 14, 2001

Commission File Number 0-27744

PCD INC.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts 04-2604950
(State or Other Jurisdiction of (I.R.S. Employer
Incorporation or Organization) Identification Number)

2 Technology Drive
Centennial Park
Peabody, Massachusetts 01960-7977
(Address of Principal Executive Offices, Including Zip Code)

Registrant's telephone number, including area code: (978) 532-8800

ITEM 5. OTHER EVENTS.

On November 14, 2001, the Company and its lenders entered into an agreement ("Amendment
No. 7") whereby the lenders increased the Company's Maximum Revolving Credit Availability Amount from $15 million to $16 million. In addition, the lenders waived the Specified Default under Amendment No. 6 (as described in the Company's Form 10-Q for the period ended September 29, 2001 filed with the Securities and Exchange Commission on November 14, 2001) until November 14, 2002. In exchange, the Company is required to obtain a commitment for $7 million of equity or subordinated indebtedness ("Junior Capital") by January 31, 2002 and close the Junior Capital Financing by March 31, 2002. A copy of Amendment No. 7 is filed as Exhibit 10.52 to this current report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS

EXHIBIT

NUMBER

10.52 Amendment No. 7 and Temporary Waiver dated November 14, 2001

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCD INC.

Registrant

DATED: November 27, 2001

By: /s/ John L. Dwight, Jr.

John L. Dwight, Jr.

Chairman of the Board, President

and Chief Executive Officer